UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 31, 2005

CATALYST SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Borregas Avenue, Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 542-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 31, 2005, the board of directors of Catalyst Semiconductor, Inc. (“Catalyst”), acting upon the recommendation of the compensation committee of the board of directors, adopted a Fiscal 2006 Executive Bonus Plan that provides for the payment of quarterly cash bonuses to participating executive officers.  The plan is designed to provide compensation incentives for executive officers based on company performance.

The bonus plan provides for quarterly payments to executive officers based upon the company’s ROE, net income, and total revenue.  The aggregate bonus payments to each executive officer for all four fiscal quarters are based upon a targeted percentage of the executive officer’s annual base salary.  The actual bonus payments, if any, are calculated based upon a formula that is determined by the compensation committee, and are subject to adjustment at the discretion of the compensation committee.  The maximum quarterly payment varies by fiscal quarter based upon the following percentages of the total targeted annual payment: 12% for the fiscal first quarter, 15% for the fiscal second quarter, 23% for the fiscal third quarter and 50% for the fiscal fourth quarter.  The plan also limits the aggregate bonuses that may be paid to each executive officer at a maximum percentage of the executive officer’s annual base salary.

Following each fiscal quarter, the compensation committee reviews the achievement of performance goals during that quarter, and reviews and determines the bonus payments, if any, for each executive officer.  The following table sets forth the executive officers who are currently participating in the plan, and the targeted and maximum amounts of the aggregate bonus payments to be made to each officer.

Name and Title:	Targeted Aggregate Bonus as% of Annual Base Salary:	Maximum Aggregate Bonus as% of Annual Base Salary:

Gelu Voicu, chief executive officer	65% (2006 annual base salary = $350,000)	130%

Thomas E. Gay III, vice president of finance and administration and chief financial officer	50% (2006 annual base salary = $205,000)	100%

Irvin W. Kovalik, vice president of sales	50% (2006 annual base salary = $196,000)	100%

George Smarandoiu, vice president of product design	50% (2006 annual base salary = $187,000)	100%

Sorin Georgescu, vice president of technology development	50% (2006 annual base salary = $187,000)	100%

Scott Brown, vice president of analog mixed signal product marketing*	50% (2006 annual base salary = $168,000)	100%

* Mr. Brown’s employment with Catalyst commenced on September 6, 2005, and he will not be eligible to receive payments with respect to the period during fiscal 2006 that was prior to the commencement of his employment.

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit	Description

10.96	Fiscal 2006 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2005

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

By:	/s/ Thomas E. Gay III
Thomas E. Gay III
Vice President, Finance and Administration and Chief Financial Officer

CATALYST SEMICONDUCTOR, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description

10.96	Fiscal 2006 Bonus Plan.